W&R Allocation Options for Indexed and Variable Life Products Minnesota Life Insurance Company - a Securian Financial company Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

INSTRUCTIONS

This form is to be completed by the policyowner or the licensed representative.

•	For INDEXED UNIVERSAL LIFE (IUL) PRODUCTS:

•	Select Net Premium Allocations, complete Section A on page 1.

•	For Dollar Cost Averaging for policies at issue, complete Section B on page 1.

•	For Dollar Cost Averaging for in force policies, complete Section C on page 1.

•	For One-Time Transfer, complete Section D on page 1.

•	For VARIABLE UNIVERSAL LIFE (VUL) PRODUCTS:

•	Select Net Premium Allocations on page 3.

•

For existing policies, if a Systematic Account Rebalance arrangement is currently active, then the account allocation in the arrangement will automatically be changed for future rebalances to match the new Net Premium Allocation being selected today.

•	If the Death Benefit Guarantee Agreement (DBGA) is added to a policy, then only the Guaranteed Account and/or the 5 “Pathfinder” sub-accounts can be selected.

•	For Monthly Charge Allocations:

•	Select one of the Monthly Charge Allocations boxes on page 3.

•	If the policy date is one month or more prior to the date the initial premium is applied, then monthly charges will be assessed proportionately until the date the premium is applied.

•	For Rebalancing, Transfers, or Dollar Cost Averaging, complete page 4.

•	The start date for rebalancing, transfer, and dollar cost averaging must be in the future—it cannot be in the past.

•	If completing Section D, then the cash value of the selected FROM accounts will be allocated in total to the TO accounts according to the percentages or dollar amounts indicated.

•	If a Systematic Rebalance is selected and 100% of the allocations are in one account, Systematic Rebalancing will not be added to the policy.

•	For Partial Surrender Allocations, complete the Loan/Partial Surrenders column and submit a Policy Change Application Packet.

•	For Loan Allocations, complete the Loan/Partial Surrenders column and submit a Policy Service Request.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.	Minnesota Life

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W&R Allocation Options for Indexed and Variable Life Products

☐ Policy number (for existing policies)	Insured name	Owner name (if different from insured)	Date	Firm/rep code
☐ Census number

INDEXED UNIVERSAL LIFE PRODUCTS

This transaction was initiated by: ☐ Policyowner ☐ Representative

A. Select Net Premium Allocations

Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

ALLOCATION OPTIONS	WEIGHT	NET PREMIUM %
Fixed Account A/A2
Index A/A2: S&P 500®[1] 100% Participation	100%
Index B/B2: S&P 500®[1] 140% Participation	100%
Index D: Multiyear 140% Participation S&P 500®[1]	100%
Index E: Blended 100% Participation
Barclays Capital U.S. Aggregate Bond Index[2]	35%
S&P 500®[1]	35%
EURO STOXX 50®[3]	20%
Russell 2000®[4]	10%
Index F: EURO STOXX 50®[3] 100% Participation	100%
Index O: S&P PRISMSM1	100%

B. Dollar Cost Averaging (DCA) for policies at issue

☐	Dollar Cost Average all premiums. Initial Premium and all future premiums will be Dollar Cost Averaged. (Not allowed for monthly premium payment).

☐	Dollar Cost Average initial premium only. (Internal and external 1035 premium will also be Dollar Cost Averaged).

C. Dollar Cost Averaging (DCA) for in force policies

☐	Dollar Cost Average one-time premium of $____________________ (payment enclosed).

☐	Dollar Cost Average all future premiums. (The current accumulation value will not be included in the DCA).

☐

Dollar Cost Average all existing accumulation value. (Any accumulation value in the Fixed Account will be transferred at the next transfer date. Any accumulation value in the Indexed Accounts will be transferred at each segment’s term).

☐	Cancel my Dollar Cost Averaging Arrangement. (All remaining value in the Fixed Account B - DCA Account to be allocated on the next transfer date to your current Account Allocations).

D. One-Time Transfer (NOT available for policies at issue)

Percentages must be in increments of 1%; minimum is 1%. TRANSFER TO amounts must total 100%.

You cannot transfer fund to the same account.

				Fixed Account A/ A2	Index A/A2: S&P 500®[1] 100% Participation	Index B/B2: S&P 500®[1] 140% Participation	Index D: Multiyear 140% Participation S&P 500®[1]	Index E: Blended 100% Participation Barclays Capital U.S. Aggregate Bond Index[2] S&P 500®[1] EURO STOXX 50®[3] Russell 2000®[4]	Index F: EURO STOXX 50®[3] 100% Participation	Index O: S&P PRISMSM1
FROM	Fixed Account A/A2%		TO	N/A	%	%	%	%	%	%
FROM	Index A/A2: S&P 500®[1] 100% Participation	%	TO	%	N/A	%	%	%	%	%
FROM	Index B/B2: S&P 500®[1] 140% Participation	%	TO	%	%	N/A	%	%	%	%
FROM	Index D: Multiyear 140% Participation S&P 500®[1]	%	TO	%	%	%	N/A	%	%	%
Index E: Blended 100% Participation
Barclays Capital U.S. Aggregate
FROM	Bond Index[2]		TO					N/A
S&P 500®[1]
EURO STOXX 50®[3]
	Russell 2000®[4]	%		%	%	%	%		%	%
FROM	Index F: EURO STOXX 50®[3] 100% Participation	%	TO	%	%	%	%	%	N/A	%
FROM	Index O: S&P PRISMSM1%		TO	%	%	%	%	%	%	N/A

F69755 Rev 12-2023	Minnesota Life

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[1]

The “S&P 500 Index,” “S&P PRISM Index,” and “S&P 500 Low Volatility Index” are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by Minnesota Life Insurance Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Minnesota Life Insurance Company (“Minnesota Life’). The Indexed Universal Life Insurance Policy Series (“the Policies”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Policies or any member of the public regarding the advisability of investing in securities generally or in the Policies particularly or the ability of the S&P 500 Index, S&P PRISM Index, or S&P 500 Low Volatility Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Minnesota Life with respect to the S&P 500 Index, S&P PRISM Index, and S&P 500 Low Volatility Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/ or its licensors. The S&P 500 Index, S&P PRISM Index, and S&P 500 Low Volatility Index are determined, composed and calculated by S&P Dow Jones Indices without regard to Minnesota Life or the Policies. S&P Dow Jones Indices has no obligation to take the needs of Minnesota Life or the owners of the Policies into consideration in determining, composing or calculating the S&P 500 Index, S&P PRISM Index, or S&P 500 Low Volatility Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policies or in the determination or calculation of the equation by which the Policies are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the S&P 500 Index, the S&P PRISM Index, or the S&P 500 Low Volatility Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. Poor’s and have been licensed for use by Minnesota Life Insurance Company (“Minnesota Life”). The policy is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of investing in the Product.

NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, S&P PRISM INDEX, S&P 500 LOW VOLATILITY INDEX, OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MINNESOTA LIFE, OWNERS OF THE POLICIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX, S&P PRISM INDEX, S&P 500 LOW VOLATILITY INDEX, OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MINNESOTA LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

[2]

Barclays Capital Inc. and its affiliates (“Barclays”) is not the issuer or producer of the Indexed Universal Life Series Policies (“the Policies”), and Barclays has no responsibilities, obligations or duties to investors in the Policies. The Barclays Capital U.S. Aggregate Index is a trademark owned by Barclays Bank PLC and licensed for use by Minnesota Life Insurance Company (“Minnesota Life”) and Securian Life Insurance Company (“Securian Life”) as the Issuer of the Policies. While Minnesota Life and Securian Life may for itself execute transaction(s) with Barclays in or relating to the Barclays Capital U.S. Aggregate Bond Index, the Policies investors shall not acquire any interest in Barclays Capital U.S. Aggregate Bond Index nor do they enter into any relationship of any kind whatsoever with Barclays upon making an investment in the Policies. The Policies are not sponsored, endorsed, sold or promoted by Barclays and Barclay’s makes no representation regarding the advisability for the Policies or use of the Barclays Capital U.S. Aggregate Bond Index or any data included therein. Barclays shall not be liable in any way to the Issuer, investors or to other third parties in respect of the use of accuracy of the Barclays Capital U.S. Aggregate Bond Index or any data included therein.

[3]

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The interest crediting for the Indexed Universal Life Series Policies based on the Index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither of the Licensors shall have any liability with respect thereto.

[4]

Russell Investment group. Russell 2000® is an equity index that measures the performance of the 2,000 smallest companies in the Russell 3000® Index, which is made up of 3,000 of the biggest U.S. stocks. The Russell 2000® is constructed to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not affect the performance and characteristics of the true small-cap index. Russell 2000® is a registered service mark of Frank Russell Company. The Indexed Universal Life Series (“the Policies”) are not sponsored, endorsed, sold or promoted by Russell Investment Group and the Russell Investment Group makes no representation regarding the advisability of the Policies or use of the Russell 2000® Index or any data included therein.

Russell Investment Group is the source and owner of the trademarks, service marks and copyrights related to the Russell Indexes. Russell® is a trademark of Russell Investment Group.

F69755 Rev 12-2023	Minnesota Life

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W&R Allocation Options for Indexed and Variable Life Products

☐ Policy Number (for existing policies)	Insured name	Owner name (if different from insured)	Date	Firm/rep code
☐ Census Number

VARIABLE UNIVERSAL LIFE PRODUCTS

This transaction was initiated by: ☐ Policyowner ☐ Representative

•	Select Net Premium Allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

•	Check one for Monthly Charge Allocations:

☐	Request to assess Monthly Charge Allocations other than proportionately (indicate below).

☐	Request the same Monthly Charge Allocations as the Net Premium Selection.

☐	Request to cancel existing Monthly Charge Allocations.

ACCOUNT OPTIONS	NET PREMIUM %	MONTHLY CHARGES %	LOAN/PARTIAL SURRENDER %

Guaranteed Account

American Funds IS Capital World Bond – Class 2

Delaware Ivy VIP Asset Strategy

Delaware Ivy VIP Balanced

Delaware Ivy VIP Core Equity

Delaware Ivy VIP Corporate Bond

Delaware Ivy VIP Energy

Delaware Ivy VIP Global Growth

Delaware Ivy VIP Growth

Delaware Ivy VIP High Income

Delaware Ivy VIP International Core Equity

Delaware Ivy VIP Limited-Term Bond

Delaware Ivy VIP Mid Cap Growth

Delaware Ivy VIP Natural Resources

Delaware Ivy VIP Pathfinder Aggressive

Delaware Ivy VIP Pathfinder Conservative

Delaware Ivy VIP Pathfinder Moderate

Delaware Ivy VIP Pathfinder Moderately Aggressive

Delaware Ivy VIP Pathfinder Moderately Conservative

Delaware Ivy VIP Science and Technology

Delaware Ivy VIP Small Cap Growth

Delaware Ivy VIP Small Cap Core

Delaware Ivy VIP Value

Delaware VIP Global Equity - Class II

Delaware VIP Real Estate Securities

Goldman Sachs VIT Government Money Market - Svc. Shares

F69755 Rev 12-2023	Minnesota Life

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W&R Allocation Options for Indexed and Variable Life Products

☐ Policy Number (for existing policies)	Insured name	Owner name (if different from insured)	Date	Firm/rep code
☐ Census Number

VARIABLE UNIVERSAL LIFE PRODUCTS

This transaction was initiated by: ☐ Policyowner ☐ Representative

To elect a combination of Rebalance, One-Time Transfer, and DCA, complete a separate page for each.

REBALANCE

I elect to (check all that apply)

☐	One-time rebalance of account cash values (complete D)

☐	Start a systematic rebalance (complete A, B, C, D, page 4)

☐	Change allocations of a systematic rebalance (complete A, page 4)

☐	Change the frequency of a systematic rebalance (complete A, C)

☐	Change the systematic rebalance date (complete A, B) Cancel the systematic rebalance (complete A)

TRANSFER

I elect to (check all that apply)

☐	One-time transfer of account cash values (complete D)

DOLLAR COST AVERAGING (DCA)

I elect to (check all that apply)

☐	Start a DCA (complete A, B, C, D)

☐	Change allocations of a DCA (complete A, D)

☐	Change the frequency of a DCA (complete A, C)

☐	Change the DCA date (complete A, B) Cancel the DCA (complete A)

Complete the appropriate sections below for the requested transaction above

A.	Start/Change/End (end for DCA only)

☐	Begin on __________ Month ___________ Year

☐	Change on __________ Month ___________

☐	Year End DCA on __________ Month ___________ Year

B. Day

__________ (options 1-28)

C. Frequency

☐ Monthly ☐ Quarterly  ☐ Semi-Annual   ☐ Annual

D. Allocations - Rebalance amounts indicated must all be in %. Transfer or DCA amounts indicated must all be in % or all in $. Percentages must be in increments of 1%; minimum is 1%. Dollar amounts must be in whole dollars. The ‘FROM’ columns total must match the ‘TO’ columns total. TO REBALANCE FROM ALL ACCOUNTS WITH CASH VALUE, CHECK HERE ☐

FROM			TO
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%
Sub-Account:	$	%	Sub-Account:	$	%

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